UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211

(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events.

Cleveland Letter of Intent. On February 6, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company entered into a non-binding letter of intent (the “February 2017 LOI”) pursuant to which Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, would grant the Company certain exclusive rights for the distribution, promotion, marketing and sale of beverage products owned and licensed by The Coca-Cola Company in territory in and around Cleveland, Ohio (the “Cleveland Territory”) currently served by another unaffiliated Coca-Cola bottler (the “Cleveland Transaction”). The February 2017 LOI contemplates that CCR would acquire this distribution business in the Cleveland Territory from the existing Coca-Cola bottler immediately prior to selling it to the Company. Pursuant to the February 2017 LOI, the Company and The Coca-Cola Company also amended their non-binding letter of intent dated February 8, 2016, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2016 and filed as Exhibit 99.2 thereto, to remove the portion of the distribution territory located in northern West Virginia served by CCR’s distribution facilities in Wheeling and Fairmont, West Virginia from the distribution territory expansion transaction contemplated by such letter of intent and agreed that CCR will sell the distribution rights and assets associated with such territory to another unaffiliated Coca-Cola bottler. A copy of the Company’s news release, dated February 7, 2017, announcing the transactions contemplated by the February 2017 LOI is filed as Exhibit 99.1 hereto.

The exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed beverage products in the Cleveland Territory would be granted to the Company by CCR pursuant to a final comprehensive beverage agreement (the “Final CBA”), which agreement is described in the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2015 (the “September 2015 Form 8-K”). A form of the Final CBA was filed as Exhibit 1.1 to the territory conversion agreement filed as Exhibit 10.1 to the September 2015 Form 8-K.

The February 2017 LOI also contemplates that CCR would sell, transfer and assign to the Company exclusive rights for the distribution, promotion, marketing and sale in the Cleveland Territory of various cross-licensed brands to be acquired by CCR at the time it acquires the Cleveland Territory, subject to the consent of the third-party brand owners. CCR would also sell to the Company certain of CCR’s distribution assets and the working capital associated therewith, as may be necessary to distribute, promote, market and sell both The Coca-Cola Company-owned and -licensed products and the cross-licensed branded products in the Cleveland Territory. The Company would pay to CCR at the closing for the Cleveland Territory a cash amount that reflects the agreed value of the exclusive rights to distribute, promote, market and sell in the Cleveland Territory the cross-licensed brands (and the distribution assets and working capital applicable thereto) and the net book value of the distribution assets and working capital associated with the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in the Cleveland Territory. The Company would also agree in the Final CBA entered into at the closing of the Cleveland Transaction to make periodic sub-bottling payments to CCR on a continuing basis after such closing for the grant of exclusive rights in the Cleveland Territory for The Coca-Cola Company-owned and -licensed beverage products.

The February 2017 LOI addresses several other matters related to the ongoing expansion of the Company’s distribution territories and the implementation of the national product supply system, including the current intentions of the Company and The Coca-Cola Company with respect to (i) the implementation of a binding system governance in the Cleveland Territory consistent with the Company’s implementation of such governance in its existing distribution territories for Coca-Cola products, and (ii) the process pursuant to which the Company would be provided opportunities to participate economically in the existing business of The Coca-Cola Company in the United States involving non-direct store delivery of products and future non-direct store delivery of products and/or business models developed by The Coca-Cola Company.

The Cleveland Transaction will be subject to the terms of a definitive purchase agreement. The Company anticipates that this definitive agreement would be executed, and that the closing of this transaction would be completed, in 2017. The Company’s expectations are subject to change, however, based on the parties’ ongoing discussions, changing business conditions and other future events and uncertainties.

In addition to the negotiation and execution of the definitive agreement, the February 2017 LOI sets forth certain customary conditions to the closing of the Cleveland Transaction, as well as a number of other conditions that the Company and The Coca-Cola Company currently intend to be satisfied prior to such closing and/or to be addressed in the definitive agreement, including CCR’s acquisition, at or immediately prior to the closing of the Cleveland Transaction, of the distribution business in the Cleveland Territory currently operated by another unaffiliated Coca-Cola bottler.

The foregoing description of the February 2017 LOI is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 30, 2016.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the SEC.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To
99.1	News Release, dated February 7, 2017.	Filed herewith.

99.2	Letter of Intent, dated February 6, 2017, by and between the Company and The Coca-Cola Company.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: February 7, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President, Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: February 6, 2017	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
99.1	News Release, dated February 7, 2017.	Filed herewith.

99.2	Letter of Intent, dated February 6, 2017, by and between the Company and The Coca-Cola Company.	Filed herewith.